SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report:  October 2, 1998


                            CAFETERIA OPERATORS, L.P.
               (Exact name of registrant as specified in charter)


            Delaware               333-4578               75-2186655
         (State or other         (Commission           (I.R.S. Employer
         jurisdiction            File Number)          Identification No.)
         of incorporation)

            6901 Quaker Avenue, Lubbock, Texas              79413
           (Address of principal executive offices)       (Zip Code)

       Registrant's telephone number, including area code: (806) 792-7151


                                 Not applicable
          (Former name or former address, if changed since last report)





















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                            CAFETERIA OPERATORS, L.P.



ITEM 5.  OTHER EVENTS

     Cafeteria Operators, L.P. (the "Partnership") is an indirect wholly owned subsidiary of Furr's/Bishop's, Incorporated (the "Company"). The Company is the sole general partner and a limited partner of the Partnership.

     On September 30, 1998, the Company announced the appointment of Phillip Ratner to the position of President and Chief Executive Officer. Mr. Ratner's compensation will include $300,000 annual base salary, participation in the Company's executive bonus plan and other executive benefit programs, and stock options to purchase 750,000 shares of the Company's common stock, vesting over five years.

     The board of directors of the Company increased the size of the board by one and elected Mr. Ratner to fill the newly created opening.

     The Company also announced a $20 million capital expenditure program for the renovation of existing restaurants of the Partnership and the construction of new restaurants.

     The Company also announced plans for the relocation of its corporate headquarters from Lubbock, Texas to the Dallas area in the Spring of 1999. See press release filed herewith as Exhibit No. 99.1 (incorporated by reference from Furr's/Bishop's, Incorporated's Form 8-K dated October 2, 1998).


























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                            CAFETERIA OPERATORS, L.P.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Exhibit No.                Description

         10.1 Employment Agreement, dated as of September 27, 1998, between Furr's/Bishop's, Incorporated and Phillip Ratner, incorporated by reference from Furr's/Bishop's, Incorporated's Form 8-K dated October 2, 1998.

         10.2 Indemnification Agreement, dated as of September 27, 1998 between Furr's/Bishop's, Incorporated and Phillip Ratner, incorporated by reference from Furr's/Bishop's, Incorporated's Form 8-K dated October 2, 1998.

         10.3 Nonqualified Stock Option Agreement, effective as of September 16, 1998, between Furr's/Bishop's, Incorporated and Phillip Ratner, incorporated by reference from Furr's/Bishop's, Incorporated's Form 8-K dated October 2, 1998.

         99.1 Press Release, issued September 30, 1998, incorporated by reference from Furr's/Bishop's, Incorporated's Form 8-K dated October 2, 1998.




























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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  CAFETERIA OPERATORS, L.P.

                                  By: Furr's/Bishop's, Incorporated
                                      General Partner



                                  By: /s/ Alton R. Smith
                                      ----------------------
                                      Alton R. Smith, Executive Vice President
                                      and Secretary
































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